Exhibit 24(b)(11)


INDEPENDENT AUDITORS' CONSENT
-----------------------------


Oppenheimer World Fund

We consent to the use in this Registration Statement of World bond Fund of our report dated October 21, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" included in the Prospectus, which is also a part of such Registration Statement.

/s/ KPMG Peat Marwick LLP
---------------------
KPMG Peat Marwick

Denver, Colorado
April 21,1998























                                         C-2